EXHIBIT 99-31

                    SARBANES-OXLEY SECTION 302 CERTIFICATION

I, Michael J. Pankey, Executive Vice President and Chief Financial Officer of
Long Beach Acceptance Corp., certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Long Beach Acceptance
Auto Receivables Trust 2004-C;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer under the Sale and Servicing Agreement (the
"Agreement") is included in these reports;

4. I am responsible for reviewing the activities performed by the servicer under the Agreement and based upon the review required under the Agreement, and except as disclosed in the report, the servicer has fulfilled its obligations under the
Agreement; and

5. I have disclosed to Deloitte and Touche LLP, the Company's Independent
Registered Public Accounting Firm, all significant deficiencies relating to internal control as it relates to the servicer's compliance with the minimum servicing standards, as derived from the Mortgage Bankers' Association of
America's Uniform Single Attestation Program for Mortgage Bankers in accordance with an attestation conducted in compliance with the applicable professional attestation standards (AICPA and PCAOB), and as set forth in the Agreement.

Date: March 30, 2005

By:  Long Beach Acceptance Corp., as Servicer

/s/ Michael J. Pankey
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         Michael J. Pankey
         Executive Vice President and
         Chief Financial Officer